UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 14, 2026

ScanTech AI Systems Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-42463	93-3502562
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1735 Enterprise Drive Buford, Georgia	30518
(Address of principal executive offices)	(Zip Code)

+1 (470) 655-0886

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	STAI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01	Changes in Registrant’s Certifying Accountant

ScanTech AI Systems Inc. (the “Company”) was notified that Carr, Riggs & Ingram, LLC (“CRI”) acquired, effective as of January 1, 2026, certain assets related to the capital markets practice of Berkowitz Pollack Brant Advisors + CPAs, LLP (“BPB”). On January 14, 2026, the Audit Committee of the Company’s Board of Directors simultaneously dismissed BPB as the Company’s independent registered public accounting firm and approved the appointment of CRI as the Company’s independent registered public accounting firm.

As previously disclosed, on October 6, 2025, the Company previously appointed BPB to serve as the Company’s independent registered public accounting firm. BPB did not issue any report during the period of its engagement.

From October 6, 2025 through January 14, 2026, the date of BPB’s dismissal, there were no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Company and BPB on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. In addition, from October 6, 2025 through January 14, 2026, there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K and the related instructions), except that the Company identified material weaknesses in the Company’s internal control over financial reporting as of December 31, 2024 and 2023 that business process controls across the entity’s financial reporting processes were not effectively designed and implemented to properly address the risk of material misstatement due to the following: (1) a material weakness in the Company’s internal controls over financial reporting related to valuation of matters associated with accounting for warrants, derivatives and unit-based compensation awards, particularly the Company’s process for developing the estimates, the Company’s application of the appropriate methodologies utilized, and the Company’s evaluation of the completeness and accuracy of the underlying data utilized in deriving the estimates; (2) a material weakness in the identification and accounting interpretation of the complex terms in various contractual arrangements entered into, including those related to debt and equity arrangements, revenue arrangements with the Company’s customer, consulting and vendor arrangements for services provided and legal judgments; (3) a material weakness related to the lack of appropriate approvals related to related party transactions; (4) a material weakness related to the financial reporting close process, including the preparation and review of technical accounting interpretations and the recording of such balances, account reconciliations including inventory, preparation of tax provisions, and journal entries; and (5) a material weakness related to the IT environment including controls over cybersecurity, logical, network, and physical security, data backup and recovery, change management and vendor management, including review of SOC1 Type 2 reports and the consideration of the reports’ recommended end-user control considerations. In addition, the restatement of the Company’s condensed consolidated financial statements for the six months ended June 30, 2025 as originally reported in the Company’s Quarterly Report on Form 10-Q, identified a further material weakness related to ineffective controls over the identification, recording, classification, and presentation of various transactions, including share-based arrangements with non-redemption shareholders, de-SPAC transaction cost classifications, duplicate expense recognition, tax penalty and interest accruals, revenue and cost of goods sold adjustments, balance sheet presentation of pledged shares, and the classification of prepaid inventory and accrued advisory fees. These errors demonstrated material weaknesses in the Company’s period-end financial reporting controls and review procedures.

During the fiscal years ended December 31, 2024 and 2025 and the subsequent interim period through January 14, 2026, neither the Company nor anyone acting on its behalf consulted with CRI regarding either of the following: (a) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and no written report was provided to the Company or oral advice provided to the Company by CRI that CRI concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, or (b) any matter that was either subject to any disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions thereto) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

The Company provided BPB with a copy of this Current Report on Form 8-K prior to its filing with the U.S. Securities and Exchange Commission (the “SEC”) and has requested that BPB furnish the Company with a letter addressed to the SEC, pursuant to Item 304(a)(3) of Regulation S-K, stating whether it agrees with the above statements and, if it does not agree, the respects in which it does not agree. A copy of such letter, dated January 20, 2026, is filed as Exhibit 16.1 (which is incorporated by reference herein) to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description
16.1	Letter from Berkowitz Pollack Brant Advisors + CPAs, LLP, dated as of January 20, 2026, addressed to the Securities and Exchange Commission.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ScanTech AI Systems Inc.

Date: January 21, 2026	By:	/s/ Dolan Falconer
	Name:	Dolan Falconer
	Title:	Chief Executive Officer